  As filed with the Securities and Exchange Commission on November 21, 2000

                                                      Registration No. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                               ---------------

                                  FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           BARR LABORATORIES, INC.
           (Exact name of registrant as specified in its charter)


         New York                                             22-1927534
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)


   Two Quaker Road, Pomona, New York                         10970-0519
(Address of Principal Executive Offices)                      (Zip Code)



              Barr Laboratories, Inc. 1993 Stock Incentive Plan
                           (Full title of the plan)


                               William T. McKee
                                  Secretary
                           Barr Laboratories, Inc.
                               Two Quaker Road
                            Pomona, NY 10970-0519
                   (name and address of agent for service)

                                (914) 362-1100
        (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                      Proposed Maximum     Proposed Maximum
Title of Securities to           Amount to be         Offering Price       Aggregate Offering       Amount of
be Registered                    Registered           Per Unit (1)         Price (1)                Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock ($.01 par
value)                           1,500,000 shares     $64.81               $97,230,000.00           $25,665.75
---------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) solely for purpose of calculating the registration fee.

                    REGISTRATION OF ADDITIONAL SECURITIES

          The contents of Form S-8 Registration Statement Nos. 33-73696 and 333-17349 are by reference thereto incorporated herein.



Item  8. Exhibits:

          5.      Opinion and Consent of Winston & Strawn.

         23.      Consent of Deloitte & Touche LLP.

         24.      Power of Attorney.

                                  SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pomona, State of New York on this 21st day of November, 2000.

                                                 BARR LABORATORIES, INC.

                                                 By  /s/ WILLIAM T. MCKEE
                                                   ---------------------------
                                                     William T. McKee
                                                     Senior Vice President and
                                                     Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                  Title                            Date
---------                  -----                            ----

                           Chairman of the Board & Chief
/s/BRUCE L. DOWNEY         Executive Officer                November 21, 2000
------------------
Bruce L. Downey

                           Senior Vice President,Chief
                           Financial Officer, and
/s/WILLIAM T. MCKEE        Treasurer                        November 21, 2000
-------------------
William T. McKee

/s/ANN S. BOYLE            Vice President and Controller    November 21, 2000
---------------
Ann S. Boyle

/s/PAUL M. BISARO          Director                         November 21, 2000
-----------------
Paul M. Bisaro

Edwin A. Cohen             Vice Chairman of the Board*

Robert J. Bolger           Director*

Michael F. Florence        Director*

Jacob M. Kay               Director*

Bernard C. Sherman         Director*

George P. Stephan          Director*


*By /s/PAUL M. BISARO                                       November 21, 2000
    -----------------
    Paul M. Bisaro
    Attorney-in-fact